Exhibit 10.5

Date: _____________________

Loeb Term Solutions LLC (“LTS”)

8609 W. Bryn Mawr, Suite 208

Chicago, IL 60631

RE: Worksport USA Operations Corporation (the “Borrower”)

Ladies and Gentlemen:

The undersigned (“Indemnitor”) is entering into this Indemnification Agreement (this “Agreement”) to induce LTS to extend or continue to extend financial accommodations to or for the benefit of the Borrower pursuant to the terms of a Term Promissory Note and Security Agreement both dated as of the date hereof between LTS and Borrower, as may be amended or restated (collectively the “Credit Agreement”). All obligations of the Borrower to LTS, whether pursuant to the Credit Agreement, or otherwise, are hereinafter referred to as the “Obligations”. Any capitalized term not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

Indemnitor hereby continuously covenants, represents and warrants to LTS that:

A.	Financial Statements and Reports. All financial statements – excluding projections and any forward-looking statements – and other final reports made or to be made by the Borrower, or by any direct or indirect, absolute or contingent obligor on the Obligations, to LTS are and shall remain true and correct in all material respects.

B.	Machinery & Equipment.

i.	All representations made by Borrower to LTS, and all documents and schedules given by Borrower to LTS, relating to the description, quantity, quality, condition and valuation of the Machinery & Equipment (“M&E”) are and shall be materially true and correct.
ii.	Borrower has marked all M&E funded by LTS and/or has segregated it from all other M&E.
iii.	All M&E is located only at the address or addresses of Borrower which have been disclosed to LTS in writing, and landlord, warehouse and mortgagee waivers, as applicable, for all such locations have been provided to LTS.
iv.	No M&E will be moved from its current location without prior written notice to LTS.
v.	All M&E will be properly maintained in accordance with manufacturers’ requirements.
vi.	All M&E will be insured as required in the Credit Agreement or as otherwise required by LTS.

C.	Title to Collateral. Borrower:

i.	Is the owner of all collateral heretofore or hereafter pledged by Borrower to LTS (the “Collateral”), free of all security interests, liens or other encumbrances, except LTS’s security interest therein and any other liens which have been approved in writing by LTS, including any liens held by Amerisource Funding, Inc.
ii.	Has the unconditional authority to grant LTS a security interest in the Collateral.
iii.	Will not take or fail to take any action (specifically including but not limited to the suffering of any federal tax lien) which will adversely affect the priority of LTS’s security interest in the Collateral.
iv.	Will not transfer the Collateral to any other person or entity, without the prior written consent of LTS.

Indemnitor indemnifies LTS from any loss or damage, including any actual, consequential or incidental loss or damage, suffered by LTS as a result of, or arising out of, the breach of any covenants, warranties or representations (in whole or part) made by Indemnitor to LTS in this Agreement. Indemnitor further indemnifies LTS against, and agrees to reimburse LTS for, all costs and expenses incurred (including reasonable attorneys’ fees) in the negotiation, preparation, administration and/or enforcement of this Agreement.

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Indemnitor obligations hereunder shall not be affected by, and Indemnitor waives any and all claims and defenses arising out of, any of the following:

●	Any failure to perfect or continue the perfection of any security interest in or other lien upon any Collateral.
●	The invalidity, unenforceability, impropriety of manner of enforcement of, or loss or change in priority of, any security interest or lien in the Collateral.
●	The failure to protect, preserve or insure any Collateral.
●	Any failure of the Indemnitor to receive notice of presentment, demand, protest, default, non-payment, partial payment, any intended disposition of any of the Collateral, the acceptance of this Agreement or the Credit Agreement, any extension of credit by LTS to Debtor, and all other notices to which Indemnitor might be otherwise entitled.
●	Any failure, negligence or omission by LTS in enforcing LTS’s claims against the Borrower or the Collateral.
●	Any amendment, release, settlement or compromise of the Obligations.
●	Any amendment, modification or termination of the Credit Agreement or related documents.
●	The invalidity or unenforceability of the Obligations.
●	The filing of an insolvency proceeding by or against Borrower.

This Agreement shall remain in full force and effect until the later to occur of termination of the Credit Agreement or repayment in full of the Obligations.

In the event of any litigation arising hereunder, the prevailing party shall recover its attorney’s fees and expenses from the unsuccessful party. Any action arising hereunder may, at LTS’s election, be prosecuted in any court located in Illinois (the “Acceptable Forums”). We agree that such forum is convenient to us, and we submit to such jurisdiction and waive any objections to jurisdiction or venue. Should we commence an action in any other forum; we waive any right to oppose LTS’s motion or application to transfer such proceeding to a court in the Acceptable Forums.

WE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WE MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY. WE ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LTS IN EXTENDING CREDIT OR CONTINING TO EXTEND FINANCIAL ACCOMMODATIONS TO THE BORROWER, THAT LTS WOULD NOT HAVE EXTENDED SUCH CREDIT OR FINANCIAL ACCOMMODATIONS WITHOUT THIS JURY TRIAL WAIVER, AND THAT WE HAVE BEEN REPRESENTED BY AN ATTORNEY OR HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTAND THE LEGAL EFFECT OF THIS WAIVER.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Each party acknowledges that is has reviewed this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Delivery of this Agreement or an executed counterpart hereof shall be deemed a good and valid execution and delivery hereof or thereof

Name:	Steven Rossi
Address:

Sincerely,

STEVEN ROSSI, Individually

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